Exhibit (d)(17)

            FORM OF AMENDMENT TO INVESTMENT COMPANY SERVICE AGREEMENT

                                 ________, 2008

      AGREEMENT between CLEARWATER INVESTMENT TRUST, a Massachusetts business trust ("Customer"), and Fiduciary Counselling, Inc., a Minnesota corporation ("FCI") .

      WHEREAS, Customer and FCI entered into an Investment Company Service Agreement (the "Service Agreement" )on March 2, 1987, which was amended by Customer and FCI on May 1, 1995 and December 2, 1999; and

      WHEREAS, Customer and FCI now desire to amend the Service Agreement, as amended, as set forth below; NOW, THEREFORE, the parties hereto agree as follows:

      1. To amend the Service Agreement by deleting the existing Paragraph 1. and replacing it in its entirety with the following:

                  1. SERVICES TO BE PROVIDED BY FCI. During the term of this
            Agreement, FCI will provide Customer with the services described in Exhibits A, B and C (the "Exhibits"), which are affixed hereto and incorporated herein by reference, in connection with the operation by Customer of the Clearwater Growth Fund, the Clearwater Small Cap Fund the Clearwater Tax-Exempt Bond Fund, and the Clearwater International Fund (collectively the "Funds") . In addition, FCI shall provide Customer and Clearwater Management Co., Inc., Trust's manager, with all of their respective requirements for space and clerical assistance in connection with the operation by them of the Funds.

      2. In all other respects the Service Agreement as amended hereby is ratified and reaffirmed.

      IN WITNESS WHEREOF, Customer and FCI have caused this Amendment to be executed in their respective names by their respective officers thereunto duly authorized as of the date written above.

                                              Fiduciary Counselling, Inc.


                                              By: _____________________________

                                              Clearwater Investment Trust


                                              By: _____________________________